Exhibit 3.2

BYE-LAWS

OF

ST Energy Transition I Ltd.

Adopted by a Resolution dated 28 April 2021

The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Bye-Laws of ST Energy Transition I Ltd., (Company) adopted by the Shareholder of the Company on 28 April 2021.

/s/ James Ayers
James Ayers
Secretary

Bermuda Office

Canon’s Court

22 Victoria Street

Hamilton HM12

Bermuda

Record Date	24
Accounting Records	24
Service of Notices and Documents	24
Indemnity	26
Continuation	27
Amalgamation and/or Merger	27

BYE-LAWS

OF

ST Energy Transition I Ltd.

Adopted by a Resolution dated          day of April 2021

INTERPRETATION

1.	In these Bye-Laws, the following terms shall have the following meanings unless the context otherwise requires:

Auditor: the auditors for the time being of the Company;

Board: the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

Companies Acts: every Bermuda statute from time to time in force insofar as the same applies to the Company;

Company: the above named company;

Directors: any person duly elected or appointed as a director of the Company, or alternate director and any person occupying the position of director of the Company by whatever name called;

Electronic Record: has the same meaning as in the Electronic Transactions Act 1999;

Indemnified Person: any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and his heirs, executors and administrators, personal representatives or successors or assigns;

Member: has the same meaning as in the Companies Acts;

Officer: a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;

Register: the register of Members to be kept in accordance with the Companies Acts maintained by the Company in Bermuda;

Registered Office: the registered office for the time being of the Company in Bermuda;

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Resident Representative: (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

Resolution: a resolution of a general meeting passed by a majority of the Members entitled to vote present in person or by proxy at the meeting, or a written resolution adopted by the Members in accordance with the Companies Acts;

Seal: the common seal of the Company (if any) and includes every authorised duplicate seal;

Secretary: the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary;

Share: a share in the capital of the Company and includes stock, treasury shares and a fraction of a share/stock; and

These Bye-Laws: the bye-laws of the Company in their present form.

1.1

For the purposes of these Bye-Laws, a corporation which is a Member shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative(s) is/are present.

1.2

For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a meeting of the Board if a person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Acts, including the signing and execution of documents, deeds and other instruments, if a person authorised to act on its behalf so acts.

1.3	Words importing the singular number include the plural number and vice versa.

1.4	Words importing the masculine gender include the feminine gender.

1.5	Words importing persons include any company or association or body of persons whether corporate or unincorporate and natural persons.

1.6	Any reference to writing includes all modes of representing or reproducing words in a visible form, including in the form of an Electronic Record.

1.7	Unless the context otherwise requires, words and expressions defined in the Companies Acts bear the same meanings in these Bye-Laws.

1.8	Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

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GENERAL MEETINGS

2.

Save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than annual general meetings which shall be called special general meetings.

NOTICE OF GENERAL MEETINGS

3.

Subject to bye-laws 133 to 136 inclusive, at least five clear days’ notice in writing (exclusive of the day on which the notice is served or deemed to be served, and of the day for which the notice is given) shall be given of any annual general meeting and a special general meeting shall be called by not less than five days’ notice in writing. Every notice shall specify the place, day and hour of the meeting and, in the case of special general meetings, the general nature of the business to be considered, and shall be given in the manner provided in these Bye-Laws or in such other manner (if any) as may be prescribed by the Company, to such persons as are entitled to receive such notices from the Company.

4.	Notwithstanding that a general meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat;

(b)

in the case of any other general meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the Shares giving that right.

5.

The accidental omission to give notice of a meeting to, or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at any meeting.

6.

The Board may cancel or postpone a meeting of the Members after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Members entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

PROCEEDINGS AT GENERAL MEETINGS

7.	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted

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at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as herein otherwise provided, at least one Member present in person or by proxy and entitled to vote shall be a quorum.

8.

If within (5) five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case, to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Member present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than five (5) days’ notice of any meeting adjourned through want of a quorum and such notice shall state that the one Member present in person or by proxy (whatever the number of Shares held by them) and entitled to vote shall be a quorum.

9.

Any Director or, having delivered a written notice upon the Registered Office requiring that notices of meetings be sent to him or it, the Resident Representative shall be entitled to attend and speak at any general meeting of the Company.

10.

The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within five minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall choose one of their number to act or, if only one Director is present, he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

11.

The chairman may, with the consent by resolution of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

12.

Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

13.	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of Electronic Records, unless before or on

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the declaration of the result of the show of hands or count of votes received as Electronic Records, or on the withdrawal of any other demand for a poll, a poll is demanded in accordance with the provisions of the Companies Acts.

14.

Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as Electronic Records, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the result of the poll.

15.	If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

16.

In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as Electronic Records or on a poll, the chairman of the meeting at which the show of hands or count of votes received as Electronic Records takes place or at which the poll is demanded, shall not be entitled to a second or casting vote and the resolution shall fail.

17.

A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

18.

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

19.	On a poll votes may be cast either personally or by proxy.

20.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

21.

In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

22.

A Member who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or

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other person of similar nature appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

23.

No Member, unless the Board otherwise determines, shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

24.

No objection shall be raised as to the qualification of any voter or as to whether any votes have been properly counted except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time and in accordance with these Bye-Laws shall be referred to the chairman and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

25.

The instrument appointing a proxy or corporate representative shall be in writing under the hand of the Member or his duly authorised attorney or if the Member is a corporation, under the hand of its duly authorised representative. A proxy or corporate representative need not be a Member.

26.

An instrument appointing a proxy or (if a corporation) representative may be in any usual or common form (or such other form as the Board may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy or (if a corporation) representative, which shall be valid for all general meetings and adjournments thereof or any written resolutions, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose.

27.

The operation of a standing proxy or authorisation shall be suspended at any general meeting or adjournment thereof at which the Member is present in person or by specially appointed proxy. The Board may require evidence as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until the Board determines that they have received such satisfactory evidence.

28.

A Member may appoint a proxy which shall be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant Shares at any meeting of the Members at which such holder is present. The Company shall give to the proxy holder notice of all meetings of Members of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

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29.

The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office of the Company or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution.

30.

In default of any of the provisions in these Bye-Laws to deliver any instrument of proxy or authorisation at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, the instrument of proxy or authorisation shall not be treated as valid and the decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

31.

Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written resolution.

32.

The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

33.

A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the proxy or of the corporate authority, unless notice in writing of such death, unsoundness of mind or revocation was received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the general meeting, or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at or for which the instrument or proxy is used.

34.

Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

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WRITTEN RESOLUTIONS OF MEMBERS

35.

Except in the case of the removal of Auditors or Directors, anything which may be done by resolution of the Members in general meeting or by resolution of any class of Members in a separate general meeting may be done by written resolution, signed by the Members (or the holders of such class of Shares) who at the date of the notice of the written resolution represent the majority of votes that would be required if the resolution had been voted on at a general meeting of the Members. Such written resolution may be signed by the Member or its proxy, or in the case of a Member that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Member, in as many counterparts as may be necessary.

36.

Notice of any written resolution to be made under this Bye-Law shall be given to all the Members who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any written resolution to be made under this Bye-Law to such Members shall be satisfied by giving to those Members a copy of that written resolution in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the written resolution.

APPOINTMENT AND REMOVAL OF DIRECTORS

37.

The number of Directors shall be at least one (1) Director and not more than (10) ten or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Company by Resolution and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next annual general meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an annual general meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

38.	In any case where the Company has no Directors, the Members have the right, by notice in writing, to appoint a person to be a Director of the Company.

39.

The Company may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Members at any general meeting of the Members shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy.

40.	The Company may in a special general meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than

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fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a special general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

REGISTER OF DIRECTORS AND OFFICERS

41.

The Board shall establish and maintain (or cause to be established and maintained) a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

42.	The office of Director shall ipso facto be vacated if the Director:

(a)	resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board; or

(b)	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated; or

(c)	becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

(d)	if he is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

(e)	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

ALTERNATE DIRECTORS

43.

Any Director may by writing appoint and remove any other Director, or other person willing to act, to be his alternate and remove his alternate so appointed by him. Such appointment or removal shall be by notice to the Registered Office signed by the Director making or revoking the appointment or in any other manner approved by the Directors, and shall be effective on the date the notice is served or on any later date specified in that notice and the alternate shall be notified of such appointment or revocation. Subject to the removal by the appointing Director, the alternate shall continue in office until the date on which his appointer ceases to be a Director. An alternate may also be a Director in his own right and may act as alternate to more than one Director.

44.

An alternate Director shall be entitled to receive notice of all meetings of the Directors, attend, be counted in the quorum, vote and act in such appointor’s place at every such meeting at which the appointing Director is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

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45.

These Bye-Laws (except as regards powers to appoint an alternate and remuneration) apply equally to the alternate as though he were the Director in his own right. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him. An alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate to any written resolution of the Director or a committee there shall, unless the terms of the appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS’ FEES AND EXPENSES

46.

The remuneration to be paid to the Directors, if any, shall be determined by the Company by Resolution or, in the absence of such a determination, by the Directors. Each Director shall also be entitled to be paid his reasonable travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors, committees constituted pursuant to these Bye-Laws, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other. The Directors may by Resolution approve additional remuneration to any Director for services which in the opinion of the Directors go beyond the ordinary duties of a Director, and such extra remuneration shall be in addition to any remuneration provided for, by or pursuant to any other Bye-Law.

DIRECTORS’ INTERESTS

47.

A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as to remuneration and otherwise as the Directors may determine.

48.

A Director or officer may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer.

49.

Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the Shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

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50.

So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

51.

A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

52.

Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

53.

Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

54.	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Members.

55.

The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

56.	The Board may from time to time appoint one or more of its Directors to be a managing director, joint managing director or an assistant managing director or to hold any other employment or

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executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD’S POWERS

57.

Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

58.

The Directors may delegate any of the powers exercisable by them to any person or persons acting individually or jointly, as a committee or otherwise, as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers

PROCEEDINGS OF THE BOARD

59.

The Board may meet for the despatch of business, adjourn, and otherwise regulate its meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

60.

A Director may, and the Secretary on the requisition of a Director shall, at any time, summon a meeting of the Board. Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

61.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be one (1) individual. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

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62.

The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

63.

So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

64.

The Board may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

65.

The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

66.

A written resolution signed by all of the Directors or all of the members of a committee for the time being entitled to receive notice of a meeting of the Board or committee (or by an alternate Director as provided in these Bye-Laws), including a resolution signed in counterpart shall be as valid and effectual as if it had been passed at a meeting of the Board or of a committee duly called and constituted.

67.

To the extent permitted by law, a meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

68.

All acts done by any meeting of the Board or of a committee, or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid, or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

69.	The Board may appoint Officers as they may from time to time consider necessary upon such terms as to duration of office, remuneration and otherwise as they may think fit. Officers need

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not be Directors and may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for any damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Directors.

70.	The provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

SECRETARY AND RESIDENT REPRESENTATIVE

71.

The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

72.

A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

ISSUE OF SHARES

73.

The Board may (subject to the provisions of these Bye-Laws, the memorandum of association and the Companies Acts), without prejudice to any rights attached to any existing Shares, offer, allot, grant options over or otherwise dispose of the unissued Shares (whether forming part of the original capital or any increased capital) with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit, provided no Share shall be issued at a discount (except in accordance with the provisions of the Companies Acts).

74.	Subject to the Companies Acts, any preference Shares may, with the sanction of a resolution of the Board, be issued on terms:

(a)	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

(b)	that they are liable to be redeemed at the option of the Company; and/or,

(c)	if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

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The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

PURCHASE OF SHARES

75.

The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own Shares, to be held as treasury Shares or cancelled, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Member in respect of the Shares held by the Company as treasury Shares and shall be a Member of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those Shares save as expressly provided for in the Companies Act.

76.

Subject to the provisions of these Bye-Laws, any Shares of the Company held by the Company as treasury Shares shall be at the disposal of the Board, which may hold all or any of the Shares, dispose of or transfer all or any of the Shares for cash or other consideration, or cancel all or any of the Shares.

VARIATION OF SHARE RIGHTS

77.

If at any time the Share capital is divided into different classes of Shares, subject to the Companies Acts, all or any of the special rights for the time being attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) (whether or not the Company is being wound up) may be varied or abrogated with the consent in writing of the holders of not less than seventy-five percent of the issued Shares of that class or with the sanction of a resolution passed by the holders of not less than seventy-five percent of the issued Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the Shares of the relevant class, and that any holder of Shares of the relevant class present in person or by proxy may demand a poll.

78.

The rights conferred upon the holders of any Shares shall not, unless otherwise expressly provided in the rights attaching to such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

SHARE CERTIFICATES

79.

The Company shall be under no obligation to complete and deliver a Share certificate unless specifically called upon to do so by the person to whom the Shares have been issued. The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person, and delivery of a certificate to one joint holder shall be sufficient delivery to all.

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80.

If a Share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee (if any) and on such terms (if any) as to evidence and indemnity, and on the payment of expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate to the Company for cancellation.

81.

All certificates for Share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

NON-RECOGNITION OF TRUSTS

82.

Except as required by the Companies Acts or these Bye-Laws, or under an order of a court of competent jurisdiction, no person shall be recognised by the Company as holding any Share upon trust and, the Company shall not be bound by or compelled to recognise in any way, even when notice thereof is given to it, any equitable, contingent, future or partial interest in any Share any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

LIEN

83.

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

84.

The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien, provided a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder for the time being of the Share, demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment.

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85.

The net proceeds of such sale shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists and as is presently payable, and any balance shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

86.

For giving effect to any such sale, the Board may authorise any person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

87.

The Board may from time to time make calls upon the Members (for the avoidance of doubt excluding the Company in respect of any nil or partly paid Shares held by the Company as treasury Shares) in respect of any monies unpaid on their Shares (whether in respect of the par value of the Shares or premium and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue); and each Member shall (subject to the Company serving upon him at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed by the Board as the Board may determine. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

88.	Payment of a call may be made by instalments at the discretion of the Board.

89.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

90.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day payment is due to the time of the actual payment at such rate as the Board may determine, but the Board may waive payment of such interest wholly or in part.

91.

Any sum payable in respect of a Share on issue or allotment or at any fixed date, whether in respect of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the relevant provisions as to payment of interest, forfeiture or otherwise of these Bye-Laws shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

92.	The Board may issue Shares with different terms as to the amount and times of payment of calls.

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FORFEITURE OF SHARES

93.

If a Member fails to pay any call or instalment of a call by the date it becomes due and payable, the Board may, at any time thereafter while such call or instalment remains unpaid, give notice to the Member requiring payment of the unpaid portion of the call or instalment, together with any accrued interest and expenses incurred by the Company by reason of such non-payment.

94.

The notice shall specify where and by what date (not being less than the expiration of fourteen days from the date of the notice) payment is to be made and shall state that if it is not complied with the Shares in respect of which the call was made will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Bye-Laws to forfeiture shall include surrender.

95.

If such notice is not complied with, any Share in respect of which the notice was given may thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board. Such forfeiture shall include all dividends declared, other distributions or other monies payable in respect of the forfeited Shares and not paid before the forfeiture.

96.

A forfeited Share may be sold, re-allotted or otherwise disposed upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

97.

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him in respect of the Shares together with interest at such rate as the Board may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares. The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

98.

An affidavit in writing by a Director or Secretary of the Company that a Share has been duly forfeited on a specified date, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and the Board may authorise some person to execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or otherwise disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposition of the Share.

REGISTER OF MEMBERS

99.	The Board shall establish and maintain (or cause to be established and maintained) the Register at the Registered Office or at such other place determined by the Board in the manner prescribed

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by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any other provisions of these Bye-Laws.

TRANSFER OF SHARES

100.

The instrument of transfer of any Share shall be executed by or on behalf of the transferor and, where any Share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of such Share. All instruments of transfer, once registered, may be retained by the Company.

101.

Subject to any applicable restrictions contained in the Companies Acts and these Bye-Laws, Shares shall be transferred in any usual or common form approved by the Board. No such instrument shall be required on the redemption of a Share or on the purchase by the Company of a Share.

102.

The Board may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any Share which is not a fully-paid Share. The Board may require reasonable evidence to show the right of the transferor to make the transfer.

103.	The Board may also decline to register any transfer unless:

(a)

the instrument of transfer is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the Shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of Share, and

(c)	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

104.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

105.	If the Board decline to register a transfer of Shares they shall send notice of the refusal to the transferee within three months after the date on which the transfer was lodged with the Company.

106.

No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

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TRANSMISSION OF SHARES

107.

If a Member dies, the survivor or survivors (where he was a joint holder), and the legal personal representative (where he was sole holder), shall be the only person recognised by the Company as having any title to the Share. The estate of a deceased Member is not thereby released from any liability in respect of any Share held by him, whether solely or jointly. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, if there is no such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

108.

Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may elect, upon such evidence being produced as may be required by the Board as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

109.

A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member (or otherwise by operation of applicable law), upon such evidence being produced as may be required by the Board as to his entitlement, shall be entitled to the same dividends and other monies payable in respect of the Share as he would be entitled if he were the holder of such Share. However, he shall not be entitled, until he becomes registered as the holder of such Share, to receive notices of or to attend or vote at general meetings of the Company or (except as aforesaid) to exercise any other rights or privileges of a Member. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

110.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under these Bye-Laws.

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INCREASE OF CAPITAL

111.

The Company may from time to time by Resolution increase its Share capital by such sum, to be divided into new Shares of such par value, and with such rights, priorities and privileges attached thereto as the Resolution shall prescribe.

112.

The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of Shares of any class or classes in proportion to the number of such Shares held by them respectively or make any other provision as to the issue of the new Shares.

113.	The new Shares shall be subject to all the provisions of these Bye-Laws with reference to the payment of calls, lien, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

114.	The Board may from time to time:

(a)	divide the Company’s shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares;

(c)

sub-divide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)	make provision for the issue and allotment of shares which do not carry any voting rights;.

115.	The Company may from time to time by Resolution:

(a)

cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)	change the currency denomination of its share capital.

116.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for

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this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

117.

Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference Shares into redeemable preference Shares.

REDUCTION OF CAPITAL

118.

Subject to the Companies Acts, its memorandum of association and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued Share capital or any Share premium account in any manner.

119.

In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.

DIVIDENDS AND OTHER PAYMENTS

120.

The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to the Bye-Laws relating to the capitalisation of profits, in paying up in full Shares in the Company to be issued to the Members credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

121.	Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

(a)

all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the Shares in respect of which the dividend or distribution is paid, and an amount paid up on a Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the Share;

(b)

dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

122.

The Board may deduct from any dividend, distribution or other monies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

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123.	No dividend, distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.

124.

Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

125.

Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

126.

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up Shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid Shares or debentures of any company without the sanction of a Resolution.

127.

Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

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RESERVES

128.

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company, and pending such application may, in its discretion, be employed in the business of the Company or be invested in such manner as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

CAPITALISATION OF PROFITS

129.

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any Share premium account and accordingly that such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the Company held by such Members respectively or in payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a Share premium account may be applied only in paying up of unissued Shares to be issued to such Members credited as fully paid.

RECORD DATE

130.

Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS

131.

The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Companies Acts.

SERVICE OF NOTICES AND DOCUMENTS

132.

Any notice or other document (including but not limited to a Share certificate, any notice of a general meeting of the Company, any instrument of proxy and any records of account) may be sent to, served on or delivered to any Member by the Company

(a)	personally;

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(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Member at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Member’s address appearing in the Register;

(d)

where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address or number supplied by such Member for the purposes of communication in such manner; or

(e)

by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods referenced above, in accordance with the Companies Acts.

In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

133.	Any notice or other document shall be deemed to have been served on or delivered to any Member by the Company

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight (48) hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)	if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Member and each person becoming a Member subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a Share, as applicable,

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shall be deemed to have acknowledged and agreed that any notice or other document (excluding a Share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

134.

Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-Laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

135.

Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Members shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, alternate Director or Resident Representative pursuant to these Bye-Laws.

INDEMNITY

136.

Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage, cost or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses on a full indemnity basis properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

137.	No Indemnified Person shall be liable to the Company for acts, defaults or omissions of any other Indemnified Person.

138.

To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

139.

Each Member and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any act or omission of such Indemnified Person in the performance of his

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duties for the Company; PROVIDED HOWEVER, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

140.

The Company may advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person.

141.

The advance of moneys would not be paid unless the advance was duly authorized upon a determination that the indemnification of the Indemnified Person was appropriate because the Indemnified Person had met the standard of conduct which would entitle the Indemnified Person to indemnification and further the determination referred to above must be made by a majority vote of the Board at a meeting duly constituted by a quorum of Directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum by an independent third party; or, alternatively, by a majority vote of the Members.

CONTINUATION

142.

Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

AMALGAMATION AND/OR MERGER

143.	Any amalgamation or merger of the Company to be effected in any manner provided for in the Companies Acts with any other company or companies, wherever incorporated, shall require the approval of:

(a)	the Board, decided at a meeting by a majority of votes, and

(b)	the Shareholders, by resolution passed by a majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 7.

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